                                                                   Exhibit 10.5


                REVOLVING LINE OF CREDIT MASTER PROMISSORY NOTE

$7,000,000.00                                                    August 15, 2002

     FOR VALUE RECEIVED, the undersigned, BANKERS INSURANCE GROUP, INC. a Florida corporation (herein, "BIG") and BANKERS UNDERWRITERS, INC., a Florida corporation (herein, "BUI") (BIG and BUI herein, collectively, "Debtor") jointly and severally promise to pay to the order of INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Florida corporation, together with any other holder hereof (herein, "Holder"), the principal sum of Seven Million and No/100 dollars ($7,000,000.00), together with interest thereon from the date hereon at a rate equal to ten and 75/100 percent (10.75%) per anum, both principal and interest being payable at Holder's place of business, 360 Central Avenue, St. Petersburg, Florida 33701, or at such other places as Holder may designate from time to time, in the following manner:

       Commencing on the first day of September 2002, all accrued and unpaid interest shall be due and payable, which shall also be paid on the first day of each calendar month thereafter (herein, "Payment Date"). All unpaid principal and interest shall be due and payable in full on the earlier of: (i) July 31st, 2003; or (ii) the date exactly ninety (90) days (or the next business day thereafter) following receipt by Debtor of written notice from Holder demanding repayment in full of this Note (a "Demand"), which Demand can only be made by Holder at any time following the occurrence of a Demand Event (as that term is defined below).

For purposes of this Note:

(a)  the term "Demand Event" shall mean:

     (i) the expiration of an Offer (as that term is defined in the Merger Agreement) without any Shares (as that term is defined in the Merger Agreement) owned by Public Shareholders (as that term is defined in the Merger Agreement) being purchased pursuant to the Offer;

     (ii) if the Holder shall not have then purchased Shares owned by the Public Shareholders pursuant to an Offer, the later of: (A) December 31, 2002 or (B) such later date on which the Offer is terminated by Holder if the Offer is extended beyond December 31, 2002 by Holder;

     (iii) the date of any breach of the Merger Agreement by Debtor or its Affiliates;

     (iv)  the date of the termination or expiration of the Merger Agreement.

(b) the term "Merger Agreement" shall mean that certain Agreement and Plan of Merger by and Among BIG, Bankers Insurance Company ("BIC"), Bankers Security Insurance Company ("BSIC"), Bankers Management Corporation and the Holder of even date herewith.

Events of Default. The above notwithstanding, all principal and accrued but unpaid interest shall become immediately due and payable by Debtor in any of the following events:

     (i) An uncured default by Debtor under this Note or the Credit and Security Agreement of even date herewith (the "Credit Agreement");

     (ii) An uncured default by Debtor under that certain Collateral Assignment of Flood Book of even date herewith (the "Collateral Assignment"); or

     (iii)     An uncured default by BIG, BIC or BSIC under the Merger
Agreement.

Credit and Security Agreement. Unless the context shall otherwise require, capitalized terms not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Master Note. This Note is a master note, and it is contemplated that any amounts evidenced hereby will be advanced from time to time to the Debtor by Holder in installments, as requested from time to time by the Debtor to the Holder.

Advances. It is further contemplated that any amounts advanced under this Note may be prepaid from time to time by the Debtor. Debtor may receive advances hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided that: (i) Debtor is not in default under any provision of this Note, the Credit Agreement, or any other documents executed in connection with this Note or the Credit Agreement, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Debtor to Holder; (ii) Debtor is not in default with respect to its obligations under that certain Collateral Assignment; and (iii) neither Debtor, BIC, nor BSIC is in default with respect to their obligations under the Merger Agreement. By reason of such prepayments hereon there may be times when no indebtedness is owing hereunder, and notwithstanding any such occurrence, this Note shall remain valid and shall be in full force and effect as to each subsequent principal advance made hereunder. Each principal advance and each payment made pursuant to this Note shall be reflected by notations made by Holder on the grid attached hereto as Schedule "A", and Holder is hereby authorized to record on such grid all such principal advances and payments. The aggregate unpaid amounts reflected by the notations made by Holder on the attached grid shall be deemed rebuttably presumptive evidence of the principal amount remaining outstanding and unpaid on this Note. No failure of Holder so to record any advance or payment shall limit or otherwise affect the obligation of the Debtor hereunder with respect to any advance, and no payment of principal by the Debtor shall be affected by the failure of Holder so to record the same.

Advance Obligations. All advances to be made hereunder shall be made at the option of Debtor, by providing written notice to Holder of the amount of a proposed advance. This Note shall be valid and enforceable as to the aggregate amount advanced at any time hereunder, whether or not the full face amount hereof is advanced.

Application of Payments. Each payment on the indebtedness evidenced hereby will first reduce charges related to this Note owed by the Debtor that are neither principal nor interest. The remainder of each such payment will be applied first to the interest then accrued on said principal sum remaining unpaid, and then to the reduction of such unpaid principal. Principal and interest shall be payable in lawful money of the United States of America.

--------------------------------------------------------------------------------


                                     2 of 7

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Prepayment. The Debtor hereof shall not incur any penalty upon the prepayment of all or any part of the indebtedness evidenced hereby.

Interest Calculation. Interest shall be calculated on all amounts advanced based on the actual number of days said amounts are outstanding. Interest shall be computed on the basis of a year of actual number of days per year [i.e. three-hundred-sixty-five (365) days] and charged for the actual number of days in the payment period.

Maximum Rate. Debtor shall have no obligation to pay interest or payments in the nature of interest in excess of the maximum rate of interest allowed to be contracted for by law, as changed from time to time, applicable to this Note (herein, "Maximum Rate"). Any interest in excess of the Maximum Rate paid by Debtor (herein, "Excess Sum") shall be credited as a payment of principal, or, if Debtor so requests in writing, returned to Debtor, or, if the indebtedness and other obligations evidenced by this Note have been paid in full, returned to Debtor together with interest at the same rate as was paid by Debtor during such period. Any Excess Sum credited to principal shall be credited as of the date paid to Holder. Holder may, without such action constituting a breach of any obligations to Debtor, seek judicial determination of the applicable rate of interest, and its obligation to pay or credit any proposed Excess Sum to Debtor.

Collateral. The obligations under this Note and the Collateral Assignment are secured by and subject to the terms and conditions of the Credit Agreement and various other loan documents of even date herewith executed by and between Debtor and Holder, respectively.

Past Due. Time is of the essence hereunder. If any payment hereby required is overdue for more than five (5) days, the Holder of this Note may, at its option, and without notice, declare the entire balance of principal then remaining unpaid to be immediately due and payable, and any failure to exercise said option shall not constitute a waiver of the right to exercise the same at any other time. Further, upon an Event of Default, Holder of this Note may, at its option, and without notice, adjust the interest due on the aggregate principal amount remaining due and unpaid, together with accrued interest, upward, to the rate of eighteen (18.0%) per centum per annum, or the Maximum Rate of interest permitted by law, whichever rate shall be the lesser, which rate of interest, as adjusted upward, shall be paid on all sums due hereunder until the said sums have been paid in full, regardless of any payments made by the maker hereof, and accepted by the Holder, after said option has been exercised. Upon default in making any payment hereby required, Debtor promises to pay all costs and expenses, including reasonable attorney's fees (including the cost of any appeals), incurred in collecting this Note by legal proceedings or through an attorney.

Remedies. The remedies of Holder herein and in the Credit and Security Agreement shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No action or omission of Holder, including specifically any failure to exercise or forbearance in the exercise of any remedy, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing or as constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver or release of, any subsequent remedy as to a subsequent event.

                                     3 of 7

Set-Off. In addition to all liens upon, and rights of set-off against, any monies, securities, or other property of any of the Debtor given to Holder by law, Holder shall have a lien upon and a right of set-off against all monies, securities and other property of any of the Debtor now or hereafter in the possession of, or on deposit with, Holder, whether held in a general or special account or deposit, for safekeeping, in trust or otherwise, and every such lien and right of set-off as may be exercised without demand upon or notice to any Debtor, and the Holder shall have no liability with respect to any of Debtor's checks or other items which may be returned or other funds transfers which may not be made due to insufficient funds thereafter.

Exercise/Modification. Neither any failure nor any delay on the part of Holder in exercising any right, power, or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power, or privilege. No modification, amendment, or waiver of any provisions of this Note shall be effective unless in writing and signed by a duly authorized officer of Holder, and then the same shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on, any Debtor in any case shall entitle any Debtor to any other or further notice or demand in the same, similar, or other circumstances.

Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Waiver. Debtor and any other person liable for the payment hereof respectively, hereby expressly waive any valuation and appraisal, presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, except as set forth herein, and diligence in collection.

No Waiver. Acceptance of payments marked "payment in full" or "in satisfaction" or words to similar effect shall not affect the duty of Debtor to pay all obligations due hereunder, and shall not affect the right of Holder to pursue all remedies available to it hereunder or under any other agreement between the Debtor hereof and the Holder, including but not limited to that certain Credit and Security Agreement of even date herewith.

Jury Trial. DEBTOR AND ANY OTHER PERSON LIABLE FOR PAYMENT HEREOF, BY EXECUTING THIS NOTE OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION, WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER'S EXTENDING CREDIT TO DEBTOR AND NO WAIVER OR LIMITATION OF HOLDER'S RIGHTS UNDER THIS PARAGRAPH SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON HOLDER'S BEHALF.

Jury Trial Consideration. Debtor acknowledge that the above paragraph has been expressly bargained for by Holder as part of the loan evidenced hereby and that, but for Debtor's agreement and the agreement of any other person liable for payment hereof thereto, Holder would not have extended the loan for the term and with the interest rate provided herein.

                                     4 of 7

Binding. The provisions of this Notes shall be binding upon the heirs, successors, and assigns of Debtor, except that Debtor may not assign or transfer its obligation hereunder without the written consent of Holder, and shall inure to the benefit of Holder, its successors, and assigns.

Governing Law. This Note is to be governed by and construed under the laws of, the State of Florida, without regard to choice of law provisions as amended, except as modified by the laws and regulations of the United States of America.

Venue. Debtor hereby consents and submits to the jurisdiction of the courts of the State of Florida, and, notwithstanding his, her, their, or its place of residence or organization or the place of execution of this Note, any litigation relating hereto, whether arising in contract or tort, by statute or otherwise, shall be brought in (and, if brought elsewhere, may be transferred to) a State court of competent jurisdiction in Pinellas County, Florida.

Paragraph Headings; Gender and Number. The headings inserted at the beginning of each paragraph are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any of the terms or provisions hereof. The plural shall include the singular and the singular, the plural, wherever the context so admits. The masculine shall include the feminine and the neuter; the feminine, the masculine and the neuter; and the neuter, the masculine and the feminine.

Documentary Stamp. This instrument was made, executed and delivered outside the State of Florida, and no Florida Documentary Stamp Tax is due hereon in accordance with F.A.C. 12B-4.053(33).

Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:

          As to Borrower:          Bankers Insurance Group, Inc.
                                   360 Central Avenue, 17th Floor
                                   St. Petersburg, Florida 33701
                                   Att: David B. Snyder
                                   Telephone: (727) 823-4000
                                   Telefax: (727) 823-6518

                                   and

                                   Bankers Underwriters, Inc.
                                   360 Central Avenue, 17th Floor
                                   St. Petersburg, Florida 33701
                                   Att: David B. Snyder
                                   Telephone: (727) 823-4000
                                   Telefax: (727) 823-6518

          As to Lender:            Insurance Management Solutions Group, Inc.
                                   360 Central Avenue, 16th Floor
                                   St. Petersburg, Florida 33701
                                   Att: David Howard, President
                                   Tel#: (727) 803-2040
                                   Fax: (727) 803-4093


                                     5 of 7

     IN WITNESS WHEREOF, Debtor has caused this Note to be signed, sealed and delivered in its name on the day and year first above written.


                                        DEBTOR:


                                        BANKERS INSURANCE GROUP, INC.
                                        a Florida corporation


                                        By: /s/ David B. Snyder
                                            -----------------------------
                                                  Its Vice President &
                                                      Assistant Secretary
                                                  (CORPORATE SEAL)


                                        and


                                        BANKERS UNDERWRITERS, INC.
                                        a Florida corporation


                                        By: /s/ David B. Snyder
                                            -----------------------------
                                                  Its Vice President &
                                                      Assistant Secretary
                                                  (CORPORATE SEAL)


                                     6 of 7

                                  SCHEDULE "A"
                             MASTER PROMISSORY NOTE

                            Debtor: Bankers Insurance Group, Inc. and
                                    Bankers Underwriters, Inc.

                            Holder: Insurance Management Solutions Group, Inc.

                      Project Name: Revolving Line of Credit

                   Original Amount: $7,000,000.00

                             As of: 8/15/02

                                                                           AMOUNT                                     NET
        MONTH                                AMOUNT                  OF PRINCIPAL          OUTSTANDING          AVAILABLE
       ENDING                           OF ADVANCES                     REPAYMENT              BALANCE             AMOUNT
--------------------------------------------------------------------------------------------------------------------------
Original Amount                                                                        $7,000,000.00      $7,000,000.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00
                                   $0.00                            $0.00              $7,000,000.00              $0.00









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